    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2001
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         PACIFICARE HEALTH SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                            95-4591529
      (State or jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             3120 LAKE CENTER DRIVE
                           SANTA ANA, CALIFORNIA 92704
                                 (714) 825-5200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           JOSEPH S. KONOWIECKI, ESQ.
                          General Counsel and Secretary
                         PACIFICARE HEALTH SYSTEMS, INC.
                             3120 LAKE CENTER DRIVE
                           SANTA ANA, CALIFORNIA 92704
                                 (714) 825-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

     FREDERICK T. MUTO, ESQ.                           ALAN MENDELSON, ESQ.
     BARBARA L. BORDEN, ESQ.                           KIM WILKINSON, ESQ.
       COOLEY GODWARD LLP                                LATHAM & WATKINS
       4401 EASTGATE MALL                             505 MONTGOMERY STREET
SAN DIEGO, CALIFORNIA 92121-9109                 SAN FRANCISCO, CALIFORNIA 94111
       TEL: (858) 550-6000                             TEL: (415) 395-8131
       FAX: (858) 550-6420                             FAX: (415) 395-8095


        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                            PROPOSED
                                                                            MAXIMUM           PROPOSED
                                                                            OFFERING          MAXIMUM         AMOUNT OF
              TITLE OF EACH CLASS OF                      AMOUNT TO BE     PRICE PER          AGGREGATE      REGISTRATION
           SECURITIES TO BE REGISTERED                    REGISTERED(1)     SHARE(1)       OFFERING PRICE        FEE
           ---------------------------                    -------------     --------       --------------        ---
Common stock, par value $.01 per share, including
   related rights to purchase Series A junior
   participating preferred stock ................       6,872,792 shares   $    17.41       $119,655,309      $  28,598
                                                        ----------------   ----------       ------------      ---------


      (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as the average of the high ($17.70) and low ($17.11) price per share of the Registrant's common stock on the Nasdaq National Market on December 3, 2001. The number of shares of the Registrant's common stock being registered represents the maximum number of shares that Acqua Wellington North American Equities Fund, Ltd. may be obligated to purchase from the Registrant under the common stock purchase agreement between them.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, NOR IS IT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 10, 2001
PROSPECTUS



                         PACIFICARE HEALTH SYSTEMS, INC.

                        6,872,792 Shares of Common Stock


      Under this prospectus, Acqua Wellington North American Equities Fund, Ltd., or Acqua Wellington, may resell up to 6,872,792 shares of our common stock that Acqua Wellington has purchased or may purchase from us pursuant to an equity line of financing arrangement, sometimes referred to as an "equity line of credit," that we have entered into with Acqua Wellington and that is further described in this prospectus. We will receive the net proceeds from the sale of any common stock made to Acqua Wellington under the equity line of credit. We will not receive any proceeds from any resales of our common stock made by Acqua Wellington under this prospectus.

      Acqua Wellington is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with its sale of our common stock under this prospectus.

      Our common stock is quoted on the Nasdaq National Market under the symbol "PHSY." On December 7, 2001, the last reported sale price of our common stock on the Nasdaq National Market was $18.05 per share.

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is       , 2001.

                                TABLE OF CONTENTS


                                                                             PAGE
Our Company ..............................................................     1
Forward-Looking Statements ...............................................     1
Risk Factors .............................................................     2
Equity Line of Credit Agreement ..........................................     4
Use of Proceeds ..........................................................     6
Selling Stockholder ......................................................     6
Plan of Distribution .....................................................     6
Legal Matters ............................................................     8
Experts ..................................................................     8
Where You Can Find Additional Information ................................     8



      You should rely only on the information contained or incorporated by reference into this prospectus or any related prospectus supplement. We have not, and Acqua Wellington has not, authorized anyone to provide you with different information. We are not, and Acqua Wellington is not, making an offer of the shares of common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

                                   OUR COMPANY

      We are one of the nation's largest health care services companies in the commercial and Medicare lines of business. We sell managed care and other health insurance products to employer groups and Medicare beneficiaries in eight Western states and Guam. We also offer a variety of specialty products and services that employers can purchase to supplement our basic commercial plans, or as stand-alone products. These specialty products include pharmacy benefit management, behavioral health services, life and health insurance and dental and vision services.

      Our principal executive offices are located at 3120 Lake Center Drive, Santa Ana, California 92704, and our telephone number is (714) 825-5200. We maintain a worldwide website at www.pacificare.com. The reference to our worldwide web address does not constitute incorporation by reference into this prospectus of the information contained at this site. We were formed in 1996 as a Delaware corporation in connection with the acquisition of FHP International Corporation. We are the successor to a California corporation that was formed in 1983 and reincorporated as a Delaware corporation in 1985.


                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained in this prospectus or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and
Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future financial and/or operating performance and can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties referred to and set forth under "Risk Factors," that could cause actual results to differ materially from those anticipated as of the date of this prospectus or the date of documents incorporated by reference into this prospectus that include forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                       1.

                                  RISK FACTORS

      Buying shares of our common stock in this offering involves risk. In addition to the risk factors described below, you should consider carefully the risk factors set forth under the headings "Revenue-Related Trends and Risk Factors," "Health Care Cost-Related Trends and Risk Factors," "Selling, General and Administrative Costs - Related Trends and Risk Factors" and "Additional Risks" in our Form 10-Q for the quarter ended September 30, 2001 in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated by reference into this prospectus, as the same may be updated and superseded by later filings that we make with the Securities and Exchange Commission, or SEC, under the Exchange Act. You should also carefully read and consider the other information contained or incorporated by reference into this prospectus before buying shares in this offering. For more information about information incorporated by reference into this prospectus, see "Where You Can Find Additional Information." The risks and uncertainties described in documents incorporated by reference into this prospectus and described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the risks described in documents incorporated by reference into this prospectus or described below actually occur, our business, results of operations and financial condition could be materially and adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment.

      RISKS RELATED TO THIS OFFERING

      THE ACTUAL OR ANTICIPATED RESALE BY ACQUA WELLINGTON OF SHARES OF OUR COMMON STOCK THAT IT PURCHASES FROM US UNDER THE EQUITY LINE OF CREDIT MAY HAVE AN ADVERSE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

      The resale by Acqua Wellington through open market transactions or other means of the common stock that it purchases from us under the equity line of credit may, depending upon the timing of the resales, depress the market price of our common stock. Moreover, as all the shares we sell to Acqua Wellington will be available for immediate resale, the mere prospect of our sales to it could depress the market price of our common stock. In addition, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated resales of our common stock by Acqua Wellington could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

      OUR ISSUANCE OF SHARES TO ACQUA WELLINGTON WILL DILUTE THE EQUITY OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

      Under our common stock purchase agreement with Acqua Wellington, we may issue to Acqua Wellington up to 6,872,792 shares of our common stock, which represents 19.9% of the number of our issued and outstanding shares as of the date of that agreement. The precise number of shares of our common stock that we will issue to Acqua Wellington over the term of the common stock purchase agreement will depend on the threshold price we set for the applicable draw downs and the market price of our common stock during the draw down periods. Each of our issuances of common stock to Acqua Wellington under the common stock purchase agreement will proportionately decrease our existing stockholders' percentage ownership of our total outstanding equity interests.

      WE WILL NOT BE ENTITLED TO SELL SHARES OF OUR COMMON STOCK TO ACQUA WELLINGTON UNDER THE EQUITY LINE OF CREDIT IF CERTAIN CONDITIONS EXIST AT THE TIME WE REQUEST OR SETTLE A DRAW DOWN.

      Under the equity line of credit, Acqua Wellington is not obligated to purchase shares of our common stock if certain conditions exist at the time we request or settle a draw down, some of which are described below. Acqua Wellington has no obligation to purchase shares of our common stock on any trading day during a draw down period that the volume weighted average price for our common stock is below $11 per share. The market price of our common stock may not meet this minimum trading price condition. If, on the dates we request or settle a draw down, our common stock is not listed and approved for trading on the Nasdaq National Market or trading in our common stock is suspended for more than a limited period agreed to by Acqua Wellington and the suspension is not terminated, we do not have the right to sell any shares of our common stock to Acqua Wellington for that draw down period. Further, to the extent trading in securities generally as reported on Nasdaq shall have been suspended at any time during a draw down period, Acqua Wellington will not be required to purchase any shares of our common stock for that draw down period. If the effectiveness of the registration statement of which this prospectus


                                       2.

is a part has been suspended for any reason, we will not be able to settle any draw downs and obtain funds under the equity line of credit until that suspension has been cured. We will also not be entitled to sell shares of our common stock to Acqua Wellington under the equity line of credit if, since the date of our previous draw down request, we have experienced a material adverse effect or material change in ownership, in each case as defined in the common stock purchase agreement.

      OUR STOCK PRICE MAY CONTINUE TO EXPERIENCE LARGE FLUCTUATIONS, WHICH MAY SIGNIFICANTLY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

      The trading price of our common stock fluctuates over a wide range and is expected to continue to be extremely volatile in the future. These price fluctuations may be rapid and severe and may leave investors little time to react. Factors that may affect the market price of our common stock include:

      - the inability of our marketing and sales plans to attract new customers or retain existing customers;

      - the effect of premium increases, benefit changes and member-paid supplemental premiums and copayments on the retention of existing members and the enrollment of new members;

      - our exit from selected service areas, including Medicare+Choice markets;

      - our limits on enrollment of new Medicare+Choice members in selected markets, through a combination of capacity waivers and voluntary closure notices;

      - reductions in work force by existing customers and/or buy-downs in benefits by existing customers;

      -     negative publicity and news coverage or threats of litigation;

      -     our failure to successfully complete and/or integrate acquisitions;

      -     the loss of key sales and marketing employees; and

      - changes in securities analysts' earnings projections or securities analysts' recommendations.

      These factors, along with the other risk factors incorporated by reference into this prospectus, could lead to a significant decrease in the market price of our common stock and you could lose a substantial amount of your investment.

      DELAWARE LAW AND OUR CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN OUR STOCKHOLDERS RECEIVING A PREMIUM OVER THE MARKET PRICE OF THEIR SHARES.

      Provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for another person to acquire us by means of a tender offer or other means or to remove our incumbent officers and directors by a proxy contest or otherwise. These provisions include:

      - Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

      - a fair price provision in the certificate of incorporation that requires any acquisition of us to be approved by a two-thirds vote of our board of directors unless the acquiror pays at least a defined fair price and follows specified procedures;

      - our board of directors is divided into three classes with staggered three year terms for each class, which could make it more difficult to gain control of our board of directors;

      - the authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and


                                       3.

      - provisions in our bylaws eliminating stockholders' rights to call a special meeting of stockholders, which could make it more difficult for stockholders to wage a proxy contest for control of our board or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

      We also have a rights agreement entered into in November 1999, with ChaseMellon Shareholder Services, L.L.C., as rights agent, which gives our stockholders certain rights that could substantially increase the cost of acquiring us in a transaction not approved by our board of directors.

      BECAUSE ACQUA WELLINGTON IS INCORPORATED UNDER THE LAWS OF ANOTHER COUNTRY, IT MAY BE DIFFICULT OR IMPOSSIBLE TO OBTAIN OR ENFORCE JUDGMENTS AGAINST ACQUA WELLINGTON.

      Acqua Wellington is an international business company incorporated under the laws of the Commonwealth of The Bahamas and a substantial portion of its assets are located outside of the United States. As a result, it may be difficult or impossible to effect service of process on Acqua Wellington within the United States. It may also be difficult or impossible to enforce judgments entered against Acqua Wellington in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.


                         EQUITY LINE OF CREDIT AGREEMENT

         On December 4, 2001, we entered into what we term an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd., or Acqua Wellington. Specifically, we entered into a common stock purchase agreement with Acqua Wellington which provides that Acqua Wellington, subject to the satisfaction of certain conditions, is committed to purchase up to $150,000,000 of our common stock over an 18-month investment period. The investment period begins on the date that the registration statement of which this prospectus is a part is declared effective by the SEC and ends 18 months later. We have filed the common stock purchase agreement as an exhibit to the registration statement of which this prospectus is a part. The total amount of shares of our common stock that may be purchased by Acqua Wellington under the common stock purchase agreement is 6,872,792 shares. From time to time during the 18-month investment period and at our sole discretion, we may present Acqua Wellington with draw down notices constituting offers to purchase our common stock over 18 consecutive trading days. We may shorten this 18-trading day, or draw down, period if we reasonably believe the effectiveness of the registration statement may be suspended prior to the settlement date for the applicable draw down. Under the common stock purchase agreement, we are able to present Acqua Wellington with up to 15 monthly draw down notices, with a minimum of five trading days required between each draw down period.

         Each draw down notice sets forth a threshold price and the dollar value of the shares Acqua Wellington may be obligated to purchase during the draw down period. The threshold price we choose, which cannot be less than $11.00 per share, establishes the maximum value of the stock we can obligate Acqua Wellington to buy during the draw down period and the discount that Acqua Wellington will receive in connection with purchased shares as follows:

                THRESHOLD PRICE                        MAXIMUM PURCHASE VALUE
                ---------------                        ----------------------
                 $11.00--12.99                              $24,000,000
                 $13.00--14.99                              $27,000,000
       Each $2.00 increase above $15.00,     $30,000,000 up to a maximum of $60,000,000
           up to a maximum of $35.00


                                       4.

                THRESHOLD PRICE                     DISCOUNT
                ---------------                     --------
                 $11.00--12.99                       4.70%
                 $13.00--14.99                       4.45%
                 $15.00--16.99                       4.20%
                 $17.00--18.99                       4.10%
                 $19.00--20.99                       4.00%
                 $21.00--22.99                       3.90%
                 $23.00--24.99                       3.80%
                 $25.00--26.99                       3.70%
                 $27.00--28.99                       3.60%
                 $29.00--30.99                       3.50%
                 $31.00--32.99                       3.40%
                 $33.00--34.99                       3.30%
                        $35.00                       3.20%

      Once presented with a draw down notice, Acqua Wellington, subject to the satisfaction of certain conditions, is required to purchase shares of our common stock for each trading day during the draw down period on which the daily volume weighted average price for our common stock equals or exceeds a threshold price for that draw down that we determine and set forth in the draw down notice. For each such trading day, Acqua Wellington is required to purchase shares in a dollar amount that equals the total dollar amount we specified in the draw down notice divided by the number of trading days in the draw down period. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on that trading day, less a discount ranging from 3.20% to 4.70% that is based on the threshold price we determine for that draw down. The total number of shares of our common stock required to be purchased by Acqua Wellington during a draw down period is the aggregate of the daily amounts. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during the draw down period, Acqua Wellington will not be required to purchase the pro rata portion of shares of our common stock allocated to that day.

         As an example of how the draw down mechanism works, assume that we had sent Acqua Wellington a draw down notice choosing a threshold price of $17.50 and a draw down amount of $20,000,000. On each of the following eighteen trading days in the draw down period, Acqua Wellington would be obligated, subject to the satisfaction of certain conditions, to purchase approximately $1,111,111.11 worth of our common stock at that day's volume weighted average price less a 4.10% discount. On a trading day during the draw down period when the volume weighted average price was $18.00, Acqua Wellington would be obligated to buy approximately 64,367 shares of our common stock at a price of $17.262 per share. If the volume weighted average price remained at $18.00 for each trading day during the draw down period, Acqua Wellington would be obligated to purchase a total of approximately 1,158,606 shares of our common stock for approximately $19,999,856.77. The number of shares of our common stock purchased will increase or decrease inversely to increases or decreases in the volume weighted average price of our common stock.

      The common stock purchase agreement was executed as of December 4, 2001 and has been filed as an exhibit to the registration statement of which this prospectus is a part.


                                       5.

                                 USE OF PROCEEDS

      We will not receive any proceeds from any resales of our common stock made by Acqua Wellington under this prospectus.

                               SELLING STOCKHOLDER

      OVERVIEW

      Under this prospectus, Acqua Wellington may resell up to 6,872,792 shares of our common stock that Acqua Wellington has purchased or may purchase from us pursuant to an equity line of credit arrangement. Under the terms of the common stock purchase agreement, 6,872,792 shares is the maximum number of shares that we may sell to Acqua Wellington. However, because of possible changes in the market price of our common stock and capital needs, as well as in the market overall, the number of shares of our common stock that we ultimately sell to Acqua Wellington under the equity line of credit, and, consequently, the number of shares resold by Acqua Wellington under this prospectus, may be significantly lower than 6,872,792 shares. Because we do not know the actual number of shares of our common stock that Acqua Wellington may resell under this prospectus, we cannot estimate the number and percentage of shares of our common stock that Acqua Wellington will hold after its resale of shares.

      ACQUA WELLINGTON

      Acqua Wellington is an international business company incorporated under the laws of the Commonwealth of The Bahamas. Acqua Wellington is not registered as a broker-dealer under the Exchange Act. We have been informed by Acqua Wellington that it does not own any of our common stock as of the date of this prospectus, and as of such date has no commitments or arrangements to purchase or sell any of our common stock other than under the equity line of credit. There are no business relationships between Acqua Wellington and us other than as contemplated by the common stock purchase agreement. In addition, as of the date of this prospectus, Acqua Wellington has not held any positions or offices or had material relationships with us or any of our affiliates within the past three years. If, in the future, Acqua Wellington's relationship with us changes, we will amend or supplement this prospectus to update this disclosure.

                              PLAN OF DISTRIBUTION

      Acqua Wellington is offering the shares of common stock offered hereby for its own account. We will not receive any proceeds from any sales of our common stock made by Acqua Wellington under this prospectus. Acqua Wellington is an "underwriter" within the meaning of Section 2(11) of the Securities Act in connection with the sale of shares offered by this prospectus.

      The shares of common stock may be sold by Acqua Wellington in one or more of the following manners:

      - on the Nasdaq National Market, or such other exchange or market where our stock is traded;

      - purchases by a broker or dealer for its account under this prospectus;

      - ordinary brokerage transactions and transactions where the broker solicits purchases;

      - by delivery of shares in settlement of short sales transactions entered into after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, subject to certain selling restrictions contained in the common stock purchase agreement and described below;

      -     privately negotiated transactions; or

      -     in a combination of the above methods.

      Acqua Wellington will make such sales at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. Acqua Wellington will act independently of us in making decisions with respect to the form, timing, manner and size of each sale.


                                       6.

      Acqua Wellington may effect sales by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Acqua Wellington. Acqua Wellington has informed us that no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of shares of our common stock by Acqua Wellington.

      Any broker-dealer participating in such transactions as agent may receive commissions from Acqua Wellington, and if it acts as agent for the purchaser of the shares of our common stock, from the purchaser. Broker-dealers may agree with Acqua Wellington to sell a specified number of shares of our common stock at a stipulated price per share. To the extent that a broker-dealer is unable to do so acting as agent for Acqua Wellington, it will purchase as principal any unsold shares at the price required to fulfill its commitment to Acqua Wellington. Broker-dealers who acquire shares of our common stock as principals may resell the shares from time to time in transactions that may involve block transactions, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of the shares commissions as described above.

      Any broker-dealers or agents that participate with Acqua Wellington in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are deemed to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

      In addition, Acqua Wellington and any other persons participating in the sale or distribution of the shares offered by this prospectus will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our common stock by Acqua Wellington or such other persons. Under these rules and regulations, Acqua Wellington and such other persons:

      - may not engage in any stabilization activity in connection with our shares of common stock;

      - must furnish each broker which offers shares of our common stock covered by this prospectus with the number of copies of this prospectus and any prospectus supplement which are required by such broker; and

      - may not bid for or purchase any of our shares of common stock or attempt to induce any person to purchase any of our shares of common stock other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of our common stock by Acqua Wellington.

      Acqua Wellington has agreed that prior to and during the 18-month investment period, none of Acqua Wellington, its affiliates or any entity managed by Acqua Wellington or its affiliates will sell any of our shares except the shares that it owns or is obligated to purchase pursuant to the provisions of a pending draw down notice. Acqua Wellington has further agreed to restrict the volume of sales by its affiliates and any entity it manages on any trading day to no more than 25% of the total trading volume of our common stock on the Nasdaq National Market as reported on Bloomberg Financial LP for that day.

      To permit Acqua Wellington to resell the shares of our common stock purchased by it under the equity line of credit, we agreed to register those shares and to maintain that registration. We have also agreed with Acqua Wellington that we will prepare and file any amendments and supplements to this prospectus and the registration statement of which it is a part as may be necessary to keep the registration statement current and effective until the earlier of:

      - the date that is two years after the expiration of the 18-month investment period referred to in this prospectus under "Equity Line of Credit Agreement";

      - the date on which Acqua Wellington may sell all of the shares of our common stock then held by Acqua Wellington that it purchased from us under the equity line of credit without restriction by the volume limitations of Rule 144(e) of the Securities Act; or


                                       7.

      - the date after which all of the shares of our common stock held by Acqua Wellington that are covered by the registration statement have been sold by Acqua Wellington under a registration statement and Acqua Wellington is no longer required to deliver a prospectus with respect to those shares.

      We have agreed to indemnify and hold harmless Acqua Wellington, any broker-dealer named in the registration statement of which this prospectus is a part and their respective controlling persons against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the registration statement or any omission or alleged omission to state in the registration statement or any document incorporated by reference into the registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon and in conformity with written information provided to us by Acqua Wellington or such broker-dealer.

      Acqua Wellington's underwriting compensation will depend on the threshold prices we set for draw downs and the amount of gross proceeds we receive from sales of our common stock to Acqua Wellington under the equity line of credit, as described in this prospectus under "Equity Line of Credit Agreement." Acqua Wellington will purchase shares from us under the equity line of credit at a per share price equal to the daily volume weighted average price of our common stock on each date during the applicable draw down period on which shares are purchased, less a discount ranging from 3.20% to 4.70% that is based on the threshold price we determine for that draw down. In addition, we are obligated to pay Reedland Capital Partners, as compensation for its services as placement agent, a cash fee equal to 0.80% of the gross proceeds we receive from Acqua Wellington under the equity line of credit. We will pay all costs, expenses and fees in connection with preparation and filing of the registration statement of which this prospectus is a part, including registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of our counsel and customary fees and expenses for independent auditors retained by us, including the expenses of any comfort letters. We have also agreed to pay up to $75,000 of Acqua Wellington's legal fees incurred in connection with the preparation, negotiation, execution and delivery of the common stock purchase agreement, any amendments, modifications or waivers of the common stock purchase agreement and the review of the registration statement of which this prospectus is a part. Acqua Wellington will pay all brokerage commissions and discounts, if any, attributable to its resale of the shares under this prospectus. The common stock purchase agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We estimate our other expenses in connection with this offering, including the estimated portion of Acqua Wellington's legal fees that we will pay and that are related to this offering, to be approximately $265,000.

      Our common stock is quoted on the Nasdaq National Market under the symbol "PHSY."

                                  LEGAL MATTERS

      Cooley Godward LLP, San Diego, California, will pass upon the validity of the common stock being offered hereby.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Form 10-K at December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.


                                       8.

      The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

      - Our Form 10-K for the fiscal year ended December 31, 2000, which was filed on March 22, 2001;

      - Our Form 10-Q for the quarter ended March 31, 2001, which was filed on May 15, 2001, our Form 10-Q for the quarter ended June 30, 2001, which was filed on August 7, 2001, and our Form 10-Q for the quarter ended September 30, 2001, which was filed on November 13, 2001;

      - Our Current Reports on Form 8-K filed on January 25, 2001, June 1, 2001, June 18, 2001, June 19, 2001, June 22, 2001, June 26, 2001,
            July 9, 2001, July 12, 2001, July 25, 2001, August 1, 2001, August
            28, 2001, September 4, 2001 and October 4, 2001; and

      - The description of our common stock set forth in the registration statement on Form 8-B filed with the SEC on January 9, 1997 by us as N-T Holdings, Inc., our former name, as amended by the Form 8-A we filed with the SEC on December 4, 2001.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         PacifiCare Health Systems, Inc.
         3120 Lake Center Drive
         Santa Ana, California 92704
         (714) 825-5200
         Attention:  Investor Relations

      All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock to be offered and sold by this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices referred to above. Any statement made or incorporated by reference into this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.


                                       9.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses payable by the registrant in connection with the offering being registered. All amounts are estimates except the SEC registration statement filing fee.

                                                                      AMOUNT TO BE
                                                                          PAID
                                                                          ----
SEC registration statement filing fee ......................            $ 28,598
Nasdaq National Market listing fee* ........................              68,730
Legal fees and expenses ....................................              95,000
Accounting fees and expenses ...............................               3,000
Printing fees and expenses .................................              10,000
Transfer agent fees and expenses ...........................              52,500
Blue sky fees and expenses .................................               1,500
Miscellaneous ..............................................               5,672
                                                                        --------
     Total .................................................            $265,000
                                                                        ========

----------

*Estimated assuming the registrant issues the maximum number of shares that may be issued by it to Acqua Wellington North American Equities Fund, Ltd. under the common stock purchase agreement between them in equal quarterly amounts over the 18-month investment period provided for in the common stock purchase agreement.


      ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. The registrant's bylaws provide that the registrant will indemnify its directors, officers, employees or agents in a manner consistent with the provisions of the Delaware General Corporation Law.

      In addition, the registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      The registrant maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of the registrant in certain circumstances.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                      II-1.

      ITEM 16. EXHIBITS.

    EXHIBIT NO.     DESCRIPTION
    -----------     -----------
         3.1        Amended and Restated Certificate of Incorporation
                    (incorporated by reference to Exhibit 99.1 to the
                    registrant's Registration Statement on Form S-3 (File
                    No. 333-83069) filed on July 16, 1999)

         3.2 Bylaws (incorporated by reference to Exhibit 99.2 to the registrant's Registration Statement on Form S-3 (File
                    No. 333-83069) filed on July 16, 1999)

         4.1 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.02 to the registrant's Form 10-K for the year ended December 31, 1999)

         4.2        Certificate of Designation of Series A Junior
                    Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant's Form 8-K filed on November 19, 1999)

         4.3 Rights Agreement, dated as of November 19, 1999, between the registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to the registrant's Form 8-K filed on November 19, 1999)

         5.1        Opinion of Cooley Godward LLP

        15.1        Acknowledgement of Ernst & Young LLP, Independent Auditors

        23.1        Consent of Ernst & Young LLP, Independent Auditors

        23.2        Consent of Cooley Godward LLP (see Exhibit 5.1)

        24.1        Power of Attorney (contained on signature page)

        99.1        Common Stock Purchase Agreement dated as of December 4,
                    2001 by and between the registrant and Acqua Wellington
                    North American Equities Fund, Ltd.

      ITEM 17. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a


                                      II-2.

court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      II-3.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 7th day of December, 2001.

                                        PACIFICARE HEALTH SYSTEMS, INC.


                                        By: /s/ Howard G. Phanstiel
                                           -------------------------------------
                                           Howard G. Phanstiel
                                           President and Chief Executive Officer


                                      II-4.

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard G. Phanstiel and Gregory W. Scott, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE                    SIGNATURE                                     TITLE
December 7, 2001        /s/ Howard G. Phanstiel                       President and Chief Executive Officer
                        -----------------------------------------     (Principal Executive Officer)
                        Howard G. Phanstiel

December 7, 2001        /s/ Gregory W. Scott                          Executive Vice President and Chief Financial
                        -----------------------------------------     Officer (Principal Financial Officer)
                        Gregory W. Scott

December 7, 2001        /s/ Susan L. Berkel                           Senior Vice President, Finance and Corporate
                        -----------------------------------------     Controller (Chief Accounting Officer)
                        Susan L. Berkel

December 7, 2001        /s/ David A. Reed                             Chairman of the Board
                        -----------------------------------------
                        David A. Reed

December 7, 2001        /s/ Bradley C. Call                           Director
                        -----------------------------------------
                        Bradley C. Call

December 7, 2001        /s/ Shirley S. Chater                         Director
                        -----------------------------------------
                        Shirley S. Chater

December 7, 2001        /s/ Terry O. Hartshorn                        Director
                        -----------------------------------------
                        Terry O. Hartshorn

December 7, 2001        /s/ Arthur B. Laffer, Ph.D.                   Director
                        -----------------------------------------
                        Arthur B. Laffer, Ph.D.

December 7, 2001        /s/ Gary L. Leary                             Director
                        -----------------------------------------
                        Gary L. Leary

December 7, 2001        /s/ Sanford M. Litvack                        Director
                        -----------------------------------------
                        Sanford M. Litvack

December 7, 2001        /s/ Warren E. Pinckert, II                    Director
                        -----------------------------------------
                        Warren E. Pinckert, II

December 7, 2001        /s/ Lloyd E. Ross                             Director
                        -----------------------------------------
                        Lloyd E. Ross


                                      II-5.

                                INDEX TO EXHIBITS

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------
         3.1          Amended and Restated Certificate of Incorporation
                      (incorporated by reference to Exhibit 99.1 to the
                      registrant's Registration Statement on Form S-3 (File
                      No. 333-83069) filed on July 16, 1999)

         3.2 Bylaws (incorporated by reference to Exhibit 99.2 to the registrant's Registration Statement on Form S-3 (File
                      No. 333-83069) filed on July 16, 1999)

         4.1 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.02 to the registrant's Form 10-K for the year ended December 31, 1999)

         4.2          Certificate of Designation of Series A Junior
                      Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the registrant's Form 8-K filed on November 19, 1999)

         4.3 Rights Agreement, dated as of November 19, 1999, between the registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to the registrant's Form 8-K filed on November 19, 1999)

         5.1          Opinion of Cooley Godward LLP

        15.1          Acknowledgement of Ernst & Young LLP, Independent Auditors

        23.1          Consent of Ernst & Young LLP, Independent Auditors

        23.2          Consent of Cooley Godward LLP (see Exhibit 5.1)

        24.1          Power of Attorney (contained on signature page)

        99.1          Common Stock Purchase Agreement dated as of December 4,
                      2001 by and between the registrant and Acqua Wellington
                      North American Equities Fund, Ltd.


                                      II-6.